February 23, 1998
To the Shareholders
and Board of Directors
ofThe Salomon Brothers
Fund Inc

In planning and performing
our audit of the financial
statements of The Salomon
Brothers Fund Inc (the "Fund")
 for the year ended December
31, 1997, we considered its
internal control, including
control activities for
safeguarding securities, in order
to determine our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to
comply with the requirements
of Form N-SAR, not to provide
assurance on internal control.
The management of the Fund
is responsible for establishing
and maintaining internal
control.  In fulfilling this
responsibility, estimates and
judgments by management
are required to assess the
expected benefits and related
costs of control activities.
Generally, control activities
that are relevant to an audit
pertain to the entity's
objective of preparing financial
statements for external purposes
that are fairly presented in
conformity with generally
accepted accounting principles.
Those control activities include
the safeguarding of assets
against unauthorized acquisition,
use or disposition.Because of
inherent limitations in internal
control, errors or irregularities
may occur and not be detected.
Also, projection of any evaluation
of internal control to future
periods is subject to the risk that
it may become inadequate
because of changes in conditions
or that the effectiveness of the
design and operation may
deteriorate.Our consideration
of internal control would not
necessarily disclose all matters
in internal control that might
be material weaknesses under
standards established by the
American Institute of Certified
Public Accountants.  A material
weakness is a condition in
which the design or operation
of any specific internal control
components does not reduce
to a relatively low level the
risk that errors or irregularities
in amounts that would be material
in relation to the financial
statements being audited may
occur and not be detected within
a timely period by employees in
the normal course of performing
their assigned functions.  However,
we noted no matters involving
internal control, including control
activities for safeguarding securities,
that we consider to be material
weaknesses as defined above as
of December 31, 1997.This report
is intended solely for the
information and use of management
and the Board of Directors of the
Fund and the Securities and
Exchange Commission.

PRICE WATERHOUSE LLP